Exhibit 99.1

Cyngn Clears All Outstanding Cashless Warrants from December Capital Raise

MENLO PARK, Calif., February 12, 2025 – Today, Cyngn Inc. (NASDAQ: CYN) announced that all outstanding Series B cashless warrants have been fully exercised. These warrants were originally issued in connection with a public offering that closed on December 23, 2024. As part of that transaction, the Company entered into a securities purchase agreement (the “Purchase Agreement”) for the sale of 3,076,006 shares of its common stock, par value $0.00001 per share (“Common Stock”), and 9,346,354 Pre-Funded Warrants to purchase shares of Common Stock (the “Pre-Funded Warrants”) in lieu of shares of Common Stock. Under the Purchase Agreement, Cyngn also issued Series A Warrants (the “Series A Warrants”) and Series B Warrants (the “Series B Warrants”).

On January 30, 2025 at a special meeting of stockholders, Cyngn’s stockholders approved a proposal to authorize, in compliance with Nasdaq listing rule 5635(d), the issuance of both the Series A and Series B Warrants, the shares of Common Stock underlying those Warrants, and certain provisions of the Warrants. After the stockholders’ approval, the Series A Warrants and Series B Warrants exercise price was adjusted to $0.322 and the number of shares underlying the Warrants increased to up to 77,639,749 shares of Common Stock. The Series B Warrants also included an alternative cashless exercise provision which resulted in an increase in the number of shares issuable under the Series B Warrants to an aggregate of up to approximately 232,919,249 shares. Ten institutional investors previously held all of the Series B Warrants. As of February 11, 2025, the last of these Series B Warrants were exercised and eliminated from Cyngn’s capital structure. Upon completion of the exercises of the Series B Warrants, the company had 262,773,516 shares of common stock outstanding.

About Cyngn

Cyngn develops and deploys scalable, differentiated autonomous vehicle technology for industrial organizations. Cyngn's self-driving solutions allow existing workforces to increase productivity and efficiency. The Company addresses significant challenges facing industrial organizations today, such as labor shortages, costly safety incidents, and increased consumer demand for eCommerce.

Cyngn's DriveMod Kit can be installed on new industrial vehicles at end of line or via retrofit, empowering customers to seamlessly adopt self-driving technology into their operations without high upfront costs or the need to completely replace existing vehicle investments.

Cyngn's flagship product, its Enterprise Autonomy Suite, includes DriveMod (autonomous vehicle system), Cyngn Insight (customer-facing suite of AV fleet management, teleoperation, and analytics tools), and Cyngn Evolve (internal toolkit that enables Cyngn to leverage data from the field for artificial intelligence, simulation, and modeling). For all terms referenced within, please refer to the Company's annual report on Form 10-K with the SEC filed on March 7, 2024.

Where to find Cyngn:

●	Website: https://cyngn.com

●	X: https://x.com/cyngn

●	LinkedIn: https://www.linkedin.com/company/cyngn

●	YouTube: https://www.youtube.com/@cyngnhq

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statement that is not historical in nature is a forward-looking statement and may be identified by the use of words and phrases such as "expects," "anticipates," "believes," "will," "will likely result," "will continue," "plans to," "potential," "promising," and similar expressions. These statements are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements, including the risk factors described from time to time in the Company's reports to the Securities and Exchange Commission (SEC), including, without limitation the risk factors discussed in the Company's annual report on Form 10-K filed with the SEC on March 7, 2024. Readers are cautioned that it is not possible to predict or identify all the risks, uncertainties and other factors that may affect future results. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Cyngn undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

Investor Contact:
Donald Alvarez, CFO
investors@cyngn.com

Media Contact:
Luke Renner, Head of Marketing
media@cyngn.com